Exhibit 99.1

News Release

STANDARD PACIFIC CORP. REPORTS 2009 SECOND QUARTER RESULTS

IRVINE, CALIFORNIA, July 22, 2009. Standard Pacific Corp. (NYSE:SPF) today announced operating results for its second quarter ended June 30, 2009. Homebuilding revenues from continuing operations for the 2009 second quarter were $289.7 million, down 29% from $410.6 million last year. The Company generated a net loss of $23.1 million, or $0.10 per diluted share, versus a net loss of $249.0 million, or $3.44 per diluted share, for the year earlier period. The 2009 second quarter results included asset impairment charges of $21.3 million, of which $13.1 million related to real estate inventories and $8.2 million related to a joint venture. Impairment related charges for the 2008 second quarter totaled $149.2 million. The 2009 second quarter results also included $5.5 million in restructuring charges and an $8.9 million charge related to the Company’s deferred tax asset valuation allowance. Excluding asset impairment and restructuring charges, the Company generated 2009 second quarter net income of approximately $2.2 million*, or $0.01 per diluted share.*

During the quarter the Company generated $68.6 million of cash flows from operating activities, driven primarily from a $95.3 million decrease in inventories that was largely attributable to a 48% reduction in the number of completed spec homes (excluding podium projects). These cash flows were partially offset by other changes in working capital. The Company reduced its homebuilding debt during the quarter by $136.0 million (after assuming $25.2 million of secured project debt in connection with a joint venture unwind) and ended the quarter with $573.0 million of homebuilding cash (including $4.2 million of restricted cash). The debt reduction was driven primarily by the repayment of the remaining $124.6 million balance of the Company’s 5 1/8% senior notes and the repayment of $10.0 million of credit facility indebtedness. The Company’s homebuilding restricted cash balance decreased by $120.8 million during the quarter as a result of the Company meeting its bank credit facility cash flow coverage requirement.

The Company’s 2009 second quarter selling, general and administrative (“SG&A”) expenses decreased $33.1 million, or 42%, from the year earlier period resulting in an SG&A rate of 15.9% versus 19.3% in the prior year period. Excluding restructuring charges, the Company’s 2009 second quarter SG&A rate was 14.3%* versus 19.1%* for the 2008 second quarter despite a 29% decrease in revenues.

Ken Campbell, President and CEO stated, “We are pleased with the progress we have made to date, particularly with respect to reducing our SG&A – both in absolute dollars and as a percent of revenues. Our SG&A reductions demonstrate our ability to vary our costs in line with our sales volumes, a capability that may get tested further if the recession continues for an extended period of time. We are also pleased with the $69 million of cash flows generated from operations during the quarter that resulted largely from the reduction of our completed spec inventory levels and improved order and delivery activity. These were improvements we told investors we were going to make, so I guess it’s not a big surprise, but all of us here at Standard Pacific feel good about our progress to date.”

Mr. Campbell added, “While we still obviously have not achieved the level of profitability that we ultimately need, we are a lot closer than we were a couple of quarters ago and believe that we are in pretty good shape in the short run because of our higher backlog level. However, if we need to adjust further, we will.”

Homebuilding Operations

The Company generated a homebuilding pretax loss from continuing operations for the 2009 second quarter of $24.3 million compared to a pretax loss of $185.9 million in the year earlier period. The Company’s homebuilding pretax loss from continuing operations for the 2009 second quarter included $21.3 million of asset impairment charges and $5.3 million in restructuring charges. The decrease in pretax loss was primarily the result of a $127.9 million decrease in impairment charges, a $33.1 million decrease in the Company’s SG&A expenses (which included approximately $4.6 million in restructuring charges related to severance and facilities reductions), a $12.2 million decrease in joint venture loss and a $13.0 million decrease in other expense. These changes were partially offset by a 29% decrease in homebuilding revenues to $289.7 million (due to a 24% decrease in new home deliveries to 942 homes and an 8% decline in our consolidated average home price to $302,000) and the expensing of $11.7 million of non-capitalized interest expense during the 2009 second quarter.

Gross Margin

The Company’s homebuilding gross margin percentage from continuing operations (including land sales) for the 2009 second quarter was 13.5% compared to a negative 18.5% in the prior year period. The 2009 second quarter gross margin included $13.1 million in inventory impairment charges related to 10 projects. The impairments, which were included in cost of sales, related primarily to four projects in California totaling $8.2 million. Excluding the housing inventory impairment charges from continuing operations, the Company’s 2009 second quarter gross margin from home sales would have been 18.5%* versus 12.9%* for the 2008 second quarter. The 560 basis point increase in the year-over-year adjusted gross margin was driven primarily by higher margins in California and lower direct construction costs as a result of value engineering and the rebidding of contracts. These factors were partially offset by lower home prices.

Restructuring

The Company’s 2009 second quarter results included approximately $5.3 million in homebuilding restructuring charges related to severance ($3.0 million) and lease terminations and fixed asset write offs ($2.3 million), of which approximately $4.6 million was included in the Company’s SG&A expenses and $0.7 million in other expense. Since December 31, 2008, the Company has reduced its total headcount by 33%, or 425 employees.

Net New Orders and Backlog

Net new orders (excluding joint ventures and discontinued operations) for the 2009 second quarter decreased 6% from the 2008 second quarter to 1,169 new homes on a 29% decrease in the number of average active selling communities from the prior year period. The Company’s cancellation rate for the three months ended June 30, 2009 was 16%, down from 24% for the 2009 first quarter and 25% for the 2008 second quarter. The Company’s sales absorption rate for the 2009 second quarter was 2.7 per month per community, up from the prior year second quarter rate of 2.0 per month per community, and up from 1.5 per month per community for the 2009 first quarter. The improvement in the Company’s sales absorption rate during the quarter as compared to the 2008 second quarter was due to increases in most of its markets on a per community basis with absorption rates particularly stronger in California and Arizona.

As a result of the improved order trends experienced during the 2009 second quarter, the dollar value of the Company’s backlog (excluding joint ventures) increased 45% from the 2009 first quarter to $308.5 million, or 982 homes.

Joint Ventures

During the 2009 second quarter the Company unwound one Southern California joint venture for a $1.1 million cash payment and the assumption of approximately $25.2 million of secured project debt. The Company also made a $9.1 million loan remargin payment related to another Southern California joint venture. As of June 30, 2009, the Company’s unconsolidated joint ventures had $361.1 million in outstanding borrowings, $112.1 million of which were recourse to the Company, and remaining land takedown obligations of approximately $21.1 million related to a single unconsolidated joint venture. In addition, the Company recorded an $8.2 million impairment charge during the quarter related to its remaining investment in its North Las Vegas joint venture.

Income Taxes

The Company recorded a noncash valuation allowance of $8.9 million against the net deferred tax asset created as a result of the net loss generated during the three months ended June 30, 2009. As of June 30, 2009, the total deferred tax valuation allowance was $682.2 million.

*	Please see “Reconciliation of Non-GAAP Financial Measures” on page 10.

KEY STATISTICS AND FINANCIAL DATA**

	As of or For The Three Months Ended
	June 30, 2009	June 30, 2008	% or Percentage Change	March 31, 2009	% or Percentage Change
	(Dollars in thousands, except average selling price)
Operating Data:
Deliveries (1)	942	1,237	(24)%	687	37%
Average selling price (1)	$302,000	$327,000	(8)%	$300,000	1%
Homebuilding revenues	$289,672	$410,634	(29)%	$209,535	38%
Gross margin %	13.5%	(18.5)%	32.0%	3.9%	9.6%
Gross margin % from home sales (excluding impairments)	18.5%	12.9%	5.6%	17.4%	1.1%
Impairments	$21,270	$149,185	(86)%	$30,805	(31)%
Restructuring charges	$5,504	$913	503%	$14,119	(61)%
SG&A %	15.9%	19.3%	(3.4)%	25.0%	(9.1)%
SG&A % (excluding restructuring charges)	14.3%	19.1%	(4.8)%	19.3%	(5.0)%

Net new orders (1)	1,169	1,241	(6)%	734	59%
Monthly sales absorption rate per community (1)	2.7	2.0	35%	1.5	80%
Cancellation rate (1)	16%	25%	(9)%	24%	(8)%
Average active selling communities (1)	144	203	(29)%	158	(9)%
Backlog (homes) (1)	982	1,515	(35)%	689	43%
Backlog (dollar value) (1)	$308,540	$522,484	(41)%	$212,208	45%

Cash flows (uses) from operating activities	$68,595	$(62,852)	(209)%	$128,998	(47)%
Cash flows (uses) from investing activities	$(10,128)	$18,923	(154)%	$(1,500)	575%
Cash flows (uses) from financing activities	$(32,681)	$278,151	(112)%	$(204,723)	(84)%
Land purchases, net	$7,857	$19,819	(60)%	$680	1055%
Adjusted Homebuilding EBITDA (2)	$33,139	$(10,859)	(405)%	$7,260	356%

	As of
	June 30, 2009	March 31, 2009	% or Percentage Change	December 31, 2008	% or Percentage Change
	(Dollars in thousands, except per share amounts)
Balance Sheet Data:
Homebuilding cash (including restricted cash)	$573,038	$668,300	(14)%	$626,379	(9)%
Inventories owned	$1,115,556	$1,195,483	(7)%	$1,262,521	(12)%
Building sites owned or controlled	22,012	22,775	(3)%	24,136	(9)%
Homes under construction (1)	1,041	999	4%	1,326	(21)%
Completed specs (excluding podium projects) (1)	258	500	(48)%	589	(56)%
Completed specs - podium projects (1)	193	104	86%	—	—
Deferred tax asset valuation allowance	$682,186	$673,274	1%	$654,107	4%
Homebuilding debt	$1,275,300	$1,411,290	(10)%	$1,486,437	(14)%
Joint venture recourse debt	$112,141	$157,492	(29)%	$173,894	(36)%
Stockholders’ equity	$346,512	$361,028	(4)%	$407,941	(15)%
Stockholders’ equity per share (including as-converted preferred stock) (3)	$1.44	$1.50	(4)%	$1.70	(15)%
Total debt to book capitalization (4)	79.3%	80.2%	(0.9)%	79.2%	0.1%
Adjusted net homebuilding debt to book capitalization (5)	67.1%	67.4%	(0.3)%	68.0%	(0.9)%

**	Please see “Notes to Key Statistics and Financial Data” beginning on page 11.

Earnings Conference Call

A conference call to discuss the Company’s 2009 second quarter will be held at 1:00 p.m. Eastern Time Thursday, July 23, 2009. The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir. The call will also be accessible via telephone by dialing (888) 791-4315 (domestic) or (913) 981-5567 (international); Passcode: 5410511. The entire audio transmission with the synchronized slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 5410511.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 105,000 homes during its 43-year history. The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers. Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada. The Company provides mortgage financing and title services to its homebuyers through Standard Pacific Mortgage and SPH Title. For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements. These statements include but are not limited to statements regarding: our ability to align our cost structure with demand for new homes; trends in new home orders and deliveries; our progress toward achieving profitability; and orders and backlog. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our credit agreements, public notes, and private term loans and our ability to comply with their covenants and repay such debt as it comes due; a negative change in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of “slow growth” or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and subsequent Quarterly Reports on Form 10-Q. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements. The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:

John Stephens, SVP & CFO (949) 789-1641, jstephens@stanpac.com or

Lloyd McKibbin, SVP & Treasurer (949) 789-1603, lmckibbin@stanpac.com.

###

(Note: Tables follow)

STANDARD PACIFIC CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(2008 as Adjusted(1))

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$284,206	$404,678	(30)%	$490,439	$750,666	(35)%
Land sale revenues	5,466	5,956	(8)%	8,768	8,211	7%

Total revenues	289,672	410,634	(29)%	499,207	758,877	(34)%

Cost of home sales	(244,868)	(479,690)	(49)%	(441,570)	(914,032)	(52)%
Cost of land sales	(5,696)	(6,834)	(17)%	(10,431)	(38,329)	(73)%

Total cost of sales	(250,564)	(486,524)	(48)%	(452,001)	(952,361)	(53)%

Gross margin	39,108	(75,890)	(152)%	47,206	(193,484)	(124)%

Gross margin %	13.5%	(18.5)%		9.5%	(25.5)%

Selling, general and administrative expenses	(46,026)	(79,135)	(42)%	(98,405)	(158,579)	(38)%
Loss from unconsolidated joint ventures	(5,578)	(17,817)	(69)%	(2,489)	(38,385)	(94)%
Interest expense	(11,735)	—	—	(22,776)	—	—
Other income (expense)	(61)	(13,098)	(100)%	4,363	(12,543)	(135)%

Homebuilding pretax loss	(24,292)	(185,940)	(87)%	(72,101)	(402,991)	(82)%

Financial Services:
Revenues	4,283	2,164	98%	6,333	8,405	(25)%
Expenses	(3,261)	(3,514)	(7)%	(6,256)	(7,957)	(21)%
Income from unconsolidated joint ventures	119	172	(31)%	119	375	(68)%
Other income	48	53	(9)%	89	111	(20)%

Financial services pretax income (loss)	1,189	(1,125)	(206)%	285	934	(69)%

Loss from continuing operations before income taxes	(23,103)	(187,065)	(88)%	(71,816)	(402,057)	(82)%
Provision for income taxes	(10)	(61,186)	(100)%	(265)	(61,870)	(100)%

Loss from continuing operations	(23,113)	(248,251)	(91)%	(72,081)	(463,927)	(84)%
Loss from discontinued operations, net of income taxes	(20)	(745)	(97)%	(524)	(1,936)	(73)%

Net loss	(23,133)	(248,996)	(91)%	(72,605)	(465,863)	(84)%
Less: Net loss allocated to preferred stockholders	14,191	—	—	44,573	—	—

Net loss available to common stockholders	$(8,942)	$(248,996)	(96)%	$(28,032)	$(465,863)	(94)%

Basic loss per share:
Continuing operations	$(0.10)	$(3.43)	(97)%	$(0.30)	$(6.41)	(95)%
Discontinued operations	—	(0.01)	(100)%	—	(0.03)	(100)%

Basic loss per share	$(0.10)	$(3.44)	(97)%	$(0.30)	$(6.44)	(95)%

Diluted loss per share:
Continuing operations	$(0.10)	$(3.43)	(97)%	$(0.30)	$(6.41)	(95)%
Discontinued operations	—	(0.01)	(100)%	—	(0.03)	(100)%

Diluted loss per share	$(0.10)	$(3.44)	(97)%	$(0.30)	$(6.44)	(95)%

Weighted average common shares outstanding:
Basic	93,134,612	72,418,288	29%	92,959,116	72,361,505	28%
Diluted	240,947,398	72,418,288	233%	240,771,902	72,361,505	233%

(1)	Certain 2008 amounts have been retroactively adjusted to reflect the adoption of APB No. 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

STANDARD PACIFIC CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(2008 as Adjusted(1))

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Homebuilding:
Cash and equivalents	$568,816	$622,157
Restricted cash	4,222	4,222
Trade and other receivables	19,831	21,008
Inventories:
Owned	1,115,556	1,262,521
Not owned	35,815	42,742
Investments in unconsolidated joint ventures	50,850	50,468
Deferred income taxes	10,715	14,122
Other assets	22,990	145,567

	1,828,795	2,162,807

Financial Services:
Cash and equivalents	5,583	3,681
Restricted cash	2,745	4,295
Mortgage loans held for sale	58,393	63,960
Mortgage loans held for investment	10,337	11,736
Other assets	5,964	4,792

	83,022	88,464

Assets of discontinued operations	331	1,217

Total Assets	$1,912,148	$2,252,488

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$22,301	$40,225
Accrued liabilities	182,509	216,418
Liabilities from inventories not owned	24,409	24,929
Revolving credit facility	22,870	47,500
Secured project debt and other notes payable	95,960	111,214
Senior notes payable	1,030,702	1,204,501
Senior subordinated notes payable	125,768	123,222

	1,504,519	1,768,009

Financial Services:
Accounts payable and other liabilities	2,298	3,657
Mortgage credit facilities	55,640	63,655

	57,938	67,312

Liabilities of discontinued operations	1,114	1,331

Total Liabilities	1,563,571	1,836,652

Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 101,110,072 and 100,624,350 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	1,011	1,006
Additional paid-in capital	1,002,227	996,492
Accumulated deficit	(639,447)	(566,842)
Accumulated other comprehensive loss, net of tax	(17,284)	(22,720)

Total Stockholders’ Equity	346,512	407,941
Noncontrolling Interests	2,065	7,895

Total Equity	348,577	415,836

Total Liabilities and Equity	$1,912,148	$2,252,488

(1)	Certain 2008 amounts have been retroactively adjusted to reflect the adoption of APB No. 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

REGIONAL OPERATING DATA

	Three Months Ended June 30,
	2009	2008	% Change
New homes delivered:
California	383	469	(18)%
Arizona	62	149	(58)%
Texas (1)	118	176	(33)%
Colorado	46	72	(36)%
Nevada	6	12	(50)%
Florida	208	224	(7)%
Carolinas	119	135	(12)%

Consolidated total	942	1,237	(24)%
Unconsolidated joint ventures	58	57	2%
Discontinued operations	—	46	(100)%

Total (including joint ventures)	1,000	1,340	(25)%

Average selling prices of homes delivered:
California	$403,000	$442,000	(9)%
Arizona	203,000	236,000	(14)%
Texas (1)	293,000	280,000	5%
Colorado	303,000	374,000	(19)%
Nevada	222,000	280,000	(21)%
Florida	195,000	215,000	(9)%
Carolinas	224,000	258,000	(13)%

Consolidated (excluding joint ventures)	302,000	327,000	(8)%
Unconsolidated joint ventures	513,000	468,000	10%

Total continuing operations (including joint ventures)	$314,000	$333,000	(6)%

Discontinued operations (including joint ventures)	$—	$195,000	(100)%

	Three Months Ended June 30,
	2009	2008	% Change	% Change Same Store
Net new orders:
California	499	488	2%	33%
Arizona	116	139	(17)%	48%
Texas (1)	131	164	(20)%	33%
Colorado	32	39	(18)%	9%
Nevada	8	12	(33)%	0%
Florida	249	252	(1)%	45%
Carolinas	134	147	(9)%	14%

Consolidated total	1,169	1,241	(6)%	33%
Unconsolidated joint ventures	89	69	29%	93%
Discontinued operations	—	25	(100)%	—

Total (including joint ventures)	1,258	1,335	(6)%	35%

Average number of selling communities during the period:
California	53	69	(23)%
Arizona	9	16	(44)%
Texas (1)	18	30	(40)%
Colorado	6	8	(25)%
Nevada	2	3	(33)%
Florida	32	47	(32)%
Carolinas	24	30	(20)%

Consolidated total	144	203	(29)%
Unconsolidated joint ventures	8	12	(33)%
Discontinued operations	—	2	(100)%

Total (including joint ventures)	152	217	(30)%

(1)	Texas excludes the San Antonio division, which is classified as a discontinued operation.

	At June 30,
	2009		2008		% Change
Backlog ($ in thousands):	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
California	381	$164,807	479	$247,050	(20)%	(33)%
Arizona	98	21,144	172	42,212	(43)%	(50)%
Texas (1)	123	37,618	267	82,098	(54)%	(54)%
Colorado	63	19,432	111	38,681	(43)%	(50)%
Nevada	4	917	21	6,037	(81)%	(85)%
Florida	207	39,843	313	68,688	(34)%	(42)%
Carolinas	106	24,779	152	37,718	(30)%	(34)%

Consolidated total	982	308,540	1,515	522,484	(35)%	(41)%
Unconsolidated joint ventures	22	17,706	66	46,201	(67)%	(62)%
Discontinued operations	—	—	6	1,183	(100)%	(100)%

Total (including joint ventures)	1,004	$326,246	1,587	$569,868	(37)%	(43)%

(1)	Texas excludes the San Antonio division, which is classified as a discontinued operation.

	At June 30,
	2009	2008	% Change
Building sites owned or controlled:
Building sites owned	17,508	21,000	(17)%
Building sites optioned or subject to contract	2,413	3,843	(37)%
Joint venture lots	2,089	4,272	(51)%

Total continuing operations (including joint ventures)	22,010	29,115	(24)%
Discontinued operations	2	20	(90)%

Total	22,012	29,135	(24)%

Total homes under construction (including specs):
Consolidated (excluding podium projects)	1,041	2,248	(54)%
Podium projects	—	134	(100)%

Total consolidated	1,041	2,382	(56)%

Spec homes under construction:
Consolidated (excluding podium projects)	480	1,009	(52)%
Podium projects	—	134	(100)%

Total consolidated	480	1,143	(58)%

Completed and unsold homes:
Consolidated (excluding podium projects)	258	421	(39)%
Podium projects	193	—	—

Total consolidated	451	421	7%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The table set forth below reconciles the Company’s earnings (loss) for the three months ended June 30, 2009 and 2008 to earnings (loss) excluding the after-tax impairment, restructuring and deferred tax asset valuation charges:

	Three Months Ended June 30,
	2009	2008
	(Dollars in thousands, except per share amounts)
Net income (loss)	$(23,133)	$(248,996)
Add: Impairment charges, net of income taxes	13,081	93,539
Add: Restructuring charges, net of income taxes	3,384	572
Add: Deferred tax asset charge	8,912	130,871
Add: Loss on early extinguishment of debt	—	9,144

Net income (loss), as adjusted	$2,244	$(14,870)

Diluted earnings (loss) per share	$0.01	$(0.21)

Diluted shares outstanding	240,947,398	72,418,288

The table set forth below reconciles the Company’s homebuilding gross margin percentage and gross margin percentage from home sales for the three months ended June 30, 2009 and 2008, and March 31, 2009, excluding housing inventory impairment charges:

	Three Months Ended
	June 30, 2009	Gross Margin %	June 30, 2008	Gross Margin %	March 31, 2009	Gross Margin %
	(Dollars in thousands)
Homebuilding gross margin	$39,108	13.5%	$(75,890)	(18.5)%	$8,098	3.9%
Less: Land sale revenues	(5,466)		(5,956)		(3,302)
Add: Cost of land sales	5,696		6,834		4,735

Gross margin from home sales	39,338	13.8%	(75,012)	(18.5)%	9,531	4.6%
Add: Housing inventory impairment charges	13,129		127,386		26,332

Gross margin from home sales, as adjusted	$52,467	18.5%	$52,374	12.9%	$35,863	17.4%

The table set forth below reconciles the Company’s SG&A rate for the three months ended June 30, 2009 and 2008, and March 31, 2009 to the SG&A rate excluding restructuring charges:

	Three Months Ended
	June 30, 2009	SG&A%	June 30, 2008	SG&A%	March 31, 2009	SG&A%
	(Dollars in thousands)
Selling, general and administrative expenses	$46,026	15.9%	$79,135	19.3%	$52,379	25.0%
Less: Restructuring charges	(4,650)	(1.6)%	(569)	(0.2)%	(12,001)	(5.7)%

Selling, general and administrative expenses, excluding restructuring charges	$41,376	14.3%	$78,566	19.1%	$40,378	19.3%

We believe that the measures described above, which exclude the effect of impairment, tax valuation and restructuring charges, and loss on early extinguishment of debt, are useful to investors as they provide investors with a perspective on the underlying operating performance of the business by isolating the impact of charges related to impairments, tax valuation and restructuring charges, and loss on early extinguishment of debt. However, it should be noted that such measures are not GAAP financial measures. Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

NOTES TO KEY STATISTICS AND FINANCIAL DATA

(1)	Excludes unconsolidated joint ventures and discontinued operations.
(2)	Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) homebuilding depreciation and amortization, (f) amortization of stock-based compensation, (g) income (loss) from unconsolidated joint ventures and (h) income (loss) from financial services subsidiary. Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently. We believe Adjusted Homebuilding EBITDA information is useful to investors as one measure of the Company’s ability to service debt and obtain financing. However, it should be noted that Adjusted Homebuilding EBITDA is not a U.S. generally accepted accounting principles (“GAAP”) financial measure. Due to the significance of the GAAP components excluded, Adjusted Homebuilding EBITDA should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

For the three and twelve months ended June 30, 2009 and 2008, and three months ended March 31, 2009, EBITDA and Adjusted Homebuilding EBITDA from continuing and discontinued operations was calculated as follows:

	Three Months Ended			LTM Ended June 30,
	June 30, 2009	June 30, 2008	March 31, 2009	2009	2008
	(Dollars in thousands)
Net income (loss)	$(23,133)	$(248,996)	$(49,472)	$(840,357)	$(1,026,533)
Provision (benefit) for income taxes	—	60,769	—	(67,564)	390
Homebuilding interest amortized to cost of sales and interest expense	33,590	20,689	25,718	123,606	115,876
Homebuilding depreciation and amortization	711	1,613	824	4,122	7,326
Amortization of stock-based compensation	4,079	1,002	1,529	11,560	18,674

EBITDA	15,247	(164,923)	(21,401)	(768,633)	(884,267)
Add:
Cash distributions of income from unconsolidated joint ventures	326	185	—	1,759	7,155
Impairment charges	13,129	134,884	30,805	741,025	844,582
Less:
Income (loss) from unconsolidated joint ventures	(5,459)	(17,645)	3,089	(115,235)	(156,502)
Income (loss) from financial services subsidiary	1,022	(1,350)	(945)	(443)	(269)

Adjusted Homebuilding EBITDA	$33,139	$(10,859)	$7,260	$89,829	$124,241

The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended June 30,
	June 30, 2009	June 30, 2008	March 31, 2009	2009	2008
	(Dollars in thousands)
Net cash provided by (used in) operating activities	$68,595	$(62,852)	$128,998	$294,714	$499,385
Add:
Provision (benefit) for income taxes	—	60,769	—	(67,564)	390
Deferred tax valuation allowance	(8,913)	(130,871)	(19,167)	(287,090)	(395,097)
Homebuilding interest amortized to cost of sales and interest expense	33,590	20,689	25,718	123,606	115,876
Excess tax benefits from share-based payment arrangements	—	—	—	—	28
Gain (loss) on early extinguishment of debt	55	(9,144)	5,333	5,388	(5,254)
Less:
Income (loss) from financial services subsidiary	1,022	(1,350)	(945)	(443)	(269)
Depreciation and amortization from financial services subsidiary	171	203	175	719	832
Loss on disposal of property and equipment	675	—	663	4,130	1,439
Net changes in operating assets and liabilities:
Trade and other receivables	(7,666)	396	6,393	(11,654)	(1,230)
Mortgage loans held for sale	8,854	(9,020)	(15,799)	10,478	(36,850)
Inventories-owned	(95,734)	49,968	(41,822)	(258,149)	(214,539)
Inventories-not owned	460	29	678	115	(5,554)
Deferred income taxes	8,913	26,108	19,167	284,877	122,638
Other assets	1,599	32,910	(120,274)	(78,323)	14,615
Accounts payable	10,336	3,340	7,793	44,681	14,126
Accrued liabilities	14,918	5,672	10,135	33,156	17,709

Adjusted Homebuilding EBITDA	$33,139	$(10,859)	$7,260	$89,829	$124,241

NOTES TO KEY STATISTICS AND FINANCIAL DATA (Continued)

(3)	The pro forma common shares outstanding include the as-converted Series B Preferred Stock. In addition, this calculation excludes 7.8 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes issued on September 28, 2007. The Company believes that the pro forma stockholders’ equity per common share information is useful to investors as a measure to determine the book value per common share after giving effect of the issuance of Preferred Shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement. This is a non-GAAP financial measure and due to the significance of items adjusted and excluded from this calculation, such measure should not be considered in isolation or as an alternative to operating performance measures. The following table reconciles actual common shares outstanding to pro forma common shares outstanding and calculates pro forma stockholders’ equity per share:

	June 30, 2009		March 31, 2009		December 31, 2008
Actual common shares outstanding		101,110,072		100,851,622		100,624,350
Add: Conversion of Preferred shares to common shares		147,812,786		147,812,786		147,812,786
Less: Common shares outstanding under share lending facility		(7,839,809)		(7,839,809)		(7,839,809)

Pro forma common shares outstanding		241,083,049		240,824,599		240,597,327

Stockholders’ equity (actual amounts rounded to nearest thousand)		$346,512,000		$361,028,000		$407,941,000
Divided by pro forma common shares outstanding	÷	241,083,049	÷	240,824,599	÷	240,597,327

Pro forma stockholders’ equity per common share		$1.44		$1.50		$1.70

(4)	Total debt at June 30, 2009, March 31, 2009 and December 31, 2008 includes $55.6 million, $46.9 million and $63.7 million, respectively, of indebtedness of the Company’s financial services subsidiary.
(5)	Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents in excess of $5 million. We believe that the adjusted net homebuilding debt to total book capitalization ratio is useful to investors as a measure of the Company’s ability to obtain financing. This is a non-GAAP ratio and other companies may calculate this ratio differently. For purposes of the ratio of adjusted net homebuilding debt to total book capitalization, total book capitalization is adjusted net homebuilding debt plus stockholders’ equity. Adjusted net homebuilding debt is calculated as follows:

	June 30, 2009	March 31, 2009	December 31, 2008
	(Dollars in thousands)
Total consolidated debt	$1,330,940	$1,458,230	$1,550,092
Less:
Financial services indebtedness	(55,640)	(46,940)	(63,655)
Homebuilding cash in excess of $5 million	(568,038)	(663,300)	(621,386)

Adjusted net homebuilding debt	$707,262	$747,990	$865,051